UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2019, we entered into a non-binding term sheet (the “Term Sheet”) with an arm’s length party (the “Farmee”), pursuant to which we have agreed to farm-out a portion of our working interest in the Mancos formation located in Grand County, Utah (the “Property”), held through our wholly-owned subsidiary Rolling Rock Resources, LLC and to establish a joint venture therewith, subject to the entry of a definitive transaction agreement (the “Definitive Agreement”).

The Term Sheet

Pursuant to the terms of the Term Sheet, Farmee will commit up to US$15,000,000 (the “Commitment Amount”) in up to ten tranches (each, a “Tranche”) in exchange for a 100% operating interest in certain wells located on the Property (the “Operating Interest”). Upon full payout of the Commitment Amount, we will be entitled to a 20% interest in the income generated from the Farmee’s activities, which interest shall be increased to 25% following a 2.0x return of capital of the Farmee’s investment (the “Carry Structure”). The Operating Interest will be conveyed to the Farmee upon the execution of the Definitive Agreement for the Obligation Tranche and upon affirmative election by the Farmee to proceed with any Subsequent Tranche (as defined below).

Within 90 days following the execution of the Definitive Agreement, the Farmee will commence re-entering and test the behind pipe potential of initial three wells identified in the Term Sheet (the “Obligation Tranche”). Following the initial production date of the last well brought to production in the Obligation Tranche, the Farmee will, within 90 days, at its sole option, have the option to form an additional Tranche of three wells (each, a “Subsequent Tranche”) in which it will test the behind pipe potential of each Subsequent Tranche well identified. The Farmee will have 45 days to complete operations on the wells contained in each Subsequent Tranche. Following the initial production date of the last well brought to production in each Subsequent Tranche, the Farmee will, within 90 days, at its sole option, have the option to form an additional Subsequent Tranche (up to a maximum of 10 Subsequent Tranches). Failure to exercise a Subsequent Tranche in a timely manner precludes the Farmee from forming and participating in further Subsequent Tranches.

Item 8.01 Other Events

A copy of our press release dated September 23, 2019 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Term Sheet with Farmee dated September 19, 2019
99.1	Press release dated September 23, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:	/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: September 25, 2019

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